                                                                    Exhibit 99.1

                       TECHNOLOGY INVESTMENT CAPITAL CORP.
                         8 Sound Shore Drive, Suite 255
                               Greenwich, CT 06830
                     Tel: (203) 983-5275 Fax: (203) 983-5290

         TICC ANNOUNCES $6.7 MILLION TRANSACTION WITH DIRECTREVENUE, LLC

Greenwich, CT - August 19, 2004 - Technology Investment Capital Corp. (NASDAQ:
TICC) announced today that it has completed a $6.7 million debt transaction with
DirectRevenue, LLC, a New York City-based Internet advertising company backed by
Insight Venture Partners. TICC's investment consists of senior secured notes with warrants.

ABOUT DIRECTREVENUE, LLC
DirectRevenue provides a suite of technology solutions that enable marketers to deliver highly targeted contextual advertisements to more than 12 million consumers and enables providers of software, services and content to offer free, ad-supported versions of their products. DirectRevenue delivers its contextual advertising services through partnerships with leading online media brokers.
Direct Revenue is headquartered in New York City.
Visit www.direct-revenue.com for more information.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.